Exhibit 99.1

For information, contact:

Media	- Susan Moore, 281-836-7398
Investors	- David Oatman, 281-836-7035

EXTERRAN HOLDINGS AND EXTERRAN PARTNERS ANNOUNCE
PRELIMINARY THIRD-QUARTER FINANCIAL RESULTS AND
EXPECTED ARCHROCK, INC. DIVIDEND POLICY

•                  Exterran Holdings, Exterran Partners and Exterran Corporation expect strong third-quarter results of operations

•                  Exterran Holdings, Inc., to be renamed Archrock, Inc., expects to increase its quarterly dividend 25% sequentially to $0.1875 for the fourth quarter ending December 31, 2015, to be paid in February 2016

•                  Archrock, Inc. intends to increase its quarterly dividend at a rate of 15% per annum through 2017

HOUSTON (October 26, 2015) - Exterran Holdings, Inc. (NYSE:EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announced today certain preliminary third-quarter 2015 financial results. The preliminary results announced by Exterran Holdings are those generated by the businesses it will retain after completion of the previously announced separation as well as the businesses it intends to distribute.

In November 2014, Exterran Holdings announced that it intends to separate its international contract operations, international aftermarket services and global fabrication businesses into a standalone, publicly traded company named Exterran Corporation. Upon completion of the spin-off, Exterran Holdings, which will continue to own and operate its contract operations and aftermarket services businesses in the United States, will be renamed Archrock, Inc., and Exterran Partners, L.P. will be renamed Archrock Partners, L.P.

Exterran’s and Exterran Partners’ full financial results for the third quarter 2015 are not yet available and are subject to finalization by management and review by Exterran’s independent auditors. Set forth below are certain preliminary estimates of the results of operations that Exterran Holdings and Exterran Partners expect to report for the third quarter 2015. Exterran’s and Exterran Partners’ actual results may differ materially from these preliminary estimates due to the completion of their financial closing procedures, final adjustments and other developments that may arise before the financial results for the third quarter are finalized.

1

Exterran Holdings expects the following range of financial results for the businesses to be retained (Archrock) for the three months ended September 30, 2015 ($ in millions):

Exterran Holdings Expected Results for Businesses to be Retained

Revenues:
U.S. Contract Operations	$191-193
U.S. Aftermarket Services	$56-58
Total	$247-251

Gross Margin Percentage:
U.S. Contract Operations	58-60%
U.S. Aftermarket Services	19-21%

2015 Growth Capex Guidance	$165-175
2015 Maintenance Capex Guidance	$70-75

U.S. End of Period Operating HP (in ‘000s)	3,575 to 3,585

Exterran Partners expects the following range of financial results for the three months ended September 30, 2015 ($ in millions):

Exterran Partners Expected Results

Revenues	$162-164

Gross Margin Percentage	60-61%

Selling, General & Administrative Expenses	$20-22

2015 Growth Capex Guidance	$165-175
2015 Maintenance Capex Guidance	$50-55

End of Period Operating HP (in ‘000s)	3,100 to 3,110

In addition, Exterran Holdings currently expects Archrock, Inc.’s selling, general and administrative expense to be $33 million to $38 million in the first quarter 2016, the first full quarter for which post-separation financial statements will be available.

Exterran Holdings also expects that Archrock, Inc. will pay a dividend of $0.1875 per share in February 2016. This expected dividend would be 25 percent higher than the dividend Exterran Holdings has already declared to be paid on October 30, 2015. After the separation, Archrock, Inc. expects to pass through to its shareholders a substantial portion of the after-tax distributions it receives from its ownership interest in Archrock Partners. Additionally, Archrock, Inc. intends to target an annual dividend growth rate of 15 percent through 2017.

The expected February 2016 dividend payment and all future amounts and payment dates of quarterly cash dividends will be subject to the determination and approval of the Board of Directors. The decision by the Board of Directors whether to pay any future dividends and the amount of any such dividends will be based on, among other things, Archrock, Inc.’s financial position, results of operations, cash flows, capital requirements, restrictions under its credit agreements and requirements of applicable law.

Exterran Holdings’ parent level (excluding Exterran Partners) debt outstanding was approximately $681 million as of September 30, 2015. In connection with the spin-off, Exterran Holdings anticipates that Exterran Corporation initially will borrow under its new credit facility and transfer an amount of proceeds to Exterran Holdings which, when taken together with the proceeds from borrowings under the Archrock credit facility as described below, will enable Exterran Holdings to repay all of its existing indebtedness.

Archrock, Inc.’s indebtedness under its credit facility upon the closing of the spin-off is currently expected to be approximately $160 million after reflecting (1) the impact of the dividend to be paid on October 30, 2015 (2) the reduction in debt for the receipt in October 2015 of $19.1 million from PDVSA GAS relating to the 2012 sale of Exterran’s Venezuelan subsidiary’s previously nationalized assets and (3) the redemption of Exterran Holdings’ $350 million of outstanding 7.25% Senior Notes due 2018. In the fourth quarter, Archrock, Inc. expects to incur additional borrowings under its credit facility of approximately $10 million to $15 million to finance expenses related to the completion of the spin-off that are not reflected in the above amounts. The amount of indebtedness of Exterran Partners will not be impacted by the separation.

At October 23, 2015, subsidiaries of Exterran Corporation were due approximately $79 million of additional principal payments from the previously announced sales of nationalized Venezuelan assets. In connection with the spin-off, Exterran Corporation’s subsidiary will transfer to an Archrock subsidiary the right to receive an amount equal to the payments made on those remaining receivables as they are received from the Venezuelan state-owned oil company. If any additional payments are received prior to the spin-off, Archrock, Inc.’s expected indebtedness upon closing of the spin-off would be reduced by a corresponding amount. Additionally, in connection with the spin-off, a subsidiary of Exterran Corporation will transfer to a subsidiary of Archrock the right to receive $25 million upon Exterran Corporation’s completion of certain qualified unsecured debt or equity issuances and repayment in full of the term loan portion of Exterran Corporation’s credit facility after the spin-off. Exterran Corporation will use its commercially reasonable efforts to complete such a capital raise on or before the maturity date of its term loan or as soon as practicable thereafter.

Exterran Holdings expects the following range of financial results for Exterran Corporation for the three months ended September 30, 2015 ($ in millions):

Exterran Corporation Expected Results

Revenues:

International Contract Operations	Approximately $115
International Aftermarket Services	Approximately $25
Product Sales*	Approximately $260
Total	Approximately $400

Gross Margin Percentage:
International Contract Operations	63-65%
Aftermarket Services	26-28%
Product Sales*	Approximately 13%

Selling, General & Administrative Expenses	$53-57
Product Sales Bookings*	Approximately $175
Product Sales Backlog (at September 30, 2015)*	Approximately $515

2015 Growth Capex Guidance	$95-105
2015 Product Sales Capex Guidance	Under $10
2015 Maintenance Capex Guidance	$25-30
2015 Other Capex	$15-20
2015 Total Capex Guidance	$145-165

* Includes only third party sales.

As of September 30, 2015, on a pro forma basis after giving effect to the spin-off, Exterran Corporation would have had outstanding indebtedness of approximately $520 million. In addition, subsequent to September 30, 2015 and prior to the completion of the spin-off, Exterran Corporation expects to incur additional borrowings of between $25 million and $30 million to finance expenses related to the completion of the spin-off.

About Exterran Holdings

Exterran Holdings, Inc. is a global market leader in full-service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications. Exterran Holdings serves customers across the energy spectrum - from producers to transporters to processors to storage owners. Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries. Exterran Holdings owns an equity interest, including all of the general partner interest, in Exterran Partners, L.P. (NASDAQ: EXLP), a master limited partnership, the leading provider of natural gas contract compression services to customers throughout the United States. For more information, visit www.exterran.com.

Upon completion of the spin-off, Exterran Holdings will be renamed Archrock, Inc. Archrock will be the leading provider of natural gas contract compression services to customers throughout the United States. In addition, Archrock will be a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock will be headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 2,500 employees. Archrock will continue to own an equity interest, including all of the general partner interest, in Archrock Partners, L.P. (which Exterran Partners will be renamed upon completion of the spin-off).

About Exterran Corporation

Exterran Corporation will be a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines will include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation will be a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation will be headquartered in Houston, Texas, and will operate in approximately 30 countries with approximately 7,000 employees.

About Exterran Partners

Exterran Partners, L.P., a master limited partnership, is the leading provider of natural gas contract compression services to customers throughout the United States. Exterran Holdings, Inc. (NYSE: EXH) owns an equity interest in Exterran Partners, including all of the general partner interest. For more information, visit www.exterran.com.

Cautionary Information

While Exterran Holdings is committed to the spin-off, there can be no assurance that any transaction will ultimately be consummated and there can be no assurance of the terms or timing of such transaction if it is consummated. Exterran Holdings may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change the terms of the spin-off. Exterran Holdings and Exterran Partners have provided a range for preliminary estimated financial results described above because their financial closing procedures for the third quarter 2015 are not yet complete and will not be publicly available until November 2015. Exterran actual results may vary materially from these preliminary estimates. Accordingly, one should not place undue reliance upon these preliminary financial results.

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Holdings’ and Exterran Partners’ control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: Exterran Holdings’, Exterran Partners’ and Exterran Corporation’s anticipated financial and operating results and expectations for the third quarter 2015 and full year 2015; Exterran Holdings’ plan to conduct a separation of certain of its businesses; the possibility that the proposed separation will be consummated; the timing of the consummation of the proposed separation; the expected benefits from the proposed separation; statements regarding the expected capital structure and indebtedness levels of Exterran Corporation and Archrock, Inc. (which Exterran Holdings will be renamed after the spin-off); statements regarding the amount of expected expenses related to the completion of the separation and related debt financings; statements regarding the use of proceeds from Exterran Corporation’s and Archrock, Inc.’s expected indebtedness; statements regarding future dividend payments by Archrock, Inc.; statements regarding Archrock Inc.’s targeted annual dividend growth rate; statements regarding amounts owed by the Venezuelan state-owned oil company and the transfer of equivalent amounts to an Archrock subsidiary after the separation ; and statements regarding Exterran Corporation’s transfer of $25 million to an Archrock subsidiary upon completion of certain debt or equity offerings after the separation.

While Exterran Holdings and Exterran Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran Holdings,

Exterran Partners and Exterran Corporation and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; delays, costs and difficulties that could impact the completion and expected results of the proposed separation transaction; Exterran Holdings’, Exterran Partners’ and Exterran Corporation’s ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; any non-performance by third parties of their contractual obligations; and changes in safety, health, environmental and other regulations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings and Exterran Partners’ Annual Reports on Form 10-K for the year ended December 31, 2014, Exterran Corporation’s Registration Statement on Form 10 and Exterran Holdings’ and Exterran Partners’ filings with the Securities and Exchange Commission, which are available at www.exterran.com. Except as required by law, Exterran Holdings, Exterran Partners and Exterran Corporation expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the senior notes due 2018 or any other securities.

Sources:  Exterran Holdings, Inc. and Exterran Partners, L.P.